Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Replimune Group, Inc. of our report dated June 11, 2018, except for the effects of the forward stock split discussed in Note 16 to the consolidated financial statements, as to which the date is July 10, 2018, relating to the financial statements, which appears in Replimune Group, Inc.’s Amendment No. 2 to the Registration Statement on Form S-1 (No. 333- 225846).

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

July 24, 2018